UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2010
Portec Rail Products, Inc.
(Exact Name of Registrant as Specified in its Charter)

West Virginia	0-50543	55-0755271

(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

900 Old Freeport Road, Pittsburgh, Pennsylvania.	15238

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (412) 782-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On February 16, 2010, Portec Rail Products, Inc., a West Virginia corporation ( “Portec”), L.B. Foster Company, a Pennsylvania corporation (“L.B. Foster”), and Foster Thomas Company, a West Virgnia corporation and a wholly owned subsidiary of L.B. Foster (“Purchaser”), entered into the previously announced Agreement and Plan of Merger (the “Merger Agreement”).
     On December 27, 2010, Portec became a wholly-owned subsidiary of L.B. Foster pursuant to the terms of the Merger Agreement, through the merger of Purchaser with and into Portec, with Portec surviving as a wholly owned subsidiary of L.B. Foster (the “Merger”). The Merger was consummated pursuant to Section 31D-11-1105 of the West Virginia Business Corporation Act (the “WVBCA”) without a vote or meeting of Portec’s stockholders. In the Merger, all outstanding shares of common stock of Portec (the “Shares”) were canceled and converted into the right to receive consideration equal to $11.80 per Share, net to the holder in cash, without interest thereon (the “Merger Consideration”). Holders of Shares no longer have any rights with respect to the Shares other than the right either to receive the Merger Consideration or to seek appraisal of the Shares in the manner provided by Article 13 of Chapter 31D of the WVBCA.
     As a result of the Merger and the other transactions contemplated by the Merger Agreement, Portec no longer fulfills the quantitative listing requirements of the NASDAQ Capital Market. Accordingly, on December 29, 2010, Portec (a) notified The NASDAQ Stock Market LLC (“NASDAQ”) of the effectiveness of the Merger and (b) requested that the Common Stock be withdrawn from listing on the NASDAQ Capital Market as of the close of business on December 29, 2010, and that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a Form 25 to delist and deregister the Common Stock. Portec also will file with the SEC a Form 15 requesting that the Common Stock be deregistered and that Portec’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended.
     The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on February 17, 2010 and is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.
     The information set forth under Item 5.01 to this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.
     On February 26, 2010, pursuant to the terms of the Merger Agreement, Purchaser commenced the tender offer (the “Offer”) disclosed in the Tender Offer Statement on Schedule TO originally filed by L.B. Foster and Purchaser with the SEC on February 26, 2010, as amended (the “Schedule TO”), to purchase all of the issued and outstanding Shares, at a purchase price of $11.80 per Share, net to the seller in cash, without interest thereon, upon the terms, and subject to the conditions, of the Offer to Purchase, dated February 26, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”), copies of which are filed with the Schedule TO as Exhibits (a)(1)(A) and (a)(1)(B), respectively.
     On December 15, 2010, Purchaser accepted for payment all Shares that were validly tendered and not properly withdrawn, and payment for such Shares was made, in accordance with the terms of the Offer. Computershare Trust Company, N.A., the depositary for the Offer, advised L.B. Foster and Purchaser that approximately 7.63 million Shares were validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 79.46% of all outstanding Shares as of the Offer’s expiration date. Purchaser immediately provided a subsequent offering period. The subsequent offering period expired on December 22, 2010, at which time Computershare Trust Company, N.A. advised that through the expiration of the subsequent offering perriod, approximately 8,662,078 Shares were validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 90.20%. All Shares tendered during the subsequent offering period were paid for in accordance with the terms of the Offer.
     On December 27, 2010, L.B. Foster and Purchaser also completed the Merger, as detailed under Item 3.01 and incorporated by reference into this Item 5.01.
     L.B. Foster and Purchaser paid approximately $115 million in cash consideration in the Offer and the Merger. L.B. Foster’s and Purchaser’s source of funds for the Offer and the Merger was L.B. Foster’s available cash balances.
     L.B. Foster now directly beneficially owns 100% of Portec’s voting securities, pursuant to the Offer and the Merger. L.B. Foster acquired control of Portec from Portec’s previous public stockholder base, including Portec’s previous directors, named executive officers and beneficial owners of more than 5% of the Common Stock (disclosed in Portec’s Definitive Proxy Statement on Schedule 14A, originally filed with the SEC on April 29, 2009).
     L.B. Foster facilitated the change in control affected by the Offer and the Merger by entering into tender and voting agreements (each, a “Tender and Voting Agreement”, and collectively, the “Tender and Voting Agreements Agreements”), dated as of February 16, 2010, with each of the then directors and executive officers of Portec. The Tender and Voting Agreements provided that each of the executing stockholders:
(a) would tender (and not withdraw) all of the Shares beneficially owned by that stockholder in the Offer; and
(b) would vote in favor of the Merger, the adoption of the Merger Agreement and the terms of, and the other actions contemplated by, the Merger Agreement, would vote against any action or agreement that was intended, or that could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Offer or the Merger, or any of the other transactions contemplated by the Merger Agreement or the relevant Stockholder Agreement.
     The Tender and Voting Agreements also contained customary representations and warranties, as well as agreements by the executing stockholders to restrictions on the transferability of their Shares and the transferability of certain voting rights. The Tender and Voting Agreements were automatically terminated upon completion of the Merger.
     The foregoing description of the Tender and Voting Agreements and the transactions contemplated by the Tender and Voting Agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Tender and Voting Agreements, a copy of which was filed as Exhibit 10.1 of the Current Report on Form 8-K filed on February 17, 2010 and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective December 27, 2010, in accordance with the Merger Agreement and in connection with the Merger’s consummation, each of the then officers and directors of Portec were removed from their respective positions. Contemporaneosly, each of Stan L. Hasselbusch, David J. Russo and David L. Voltz became the Directors of Portec pursuant to the terms of the Merger Agremeent. Additionally, Stan L. Hasselbush became the President and Chief Executive Offier of Portec, David J. Russo became the Senior Vice President, Chief Financial Officer and Treasurer of Portec, David R. Sauder became Vice President of Portec and David L. Voltz became Vice President and Secretary of Portec.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 27, 2010, in accordance with the Merger Agreement and upon consummation of the Merger, (a) Portec’s articles of incorporation were amended and restated in its entirety to substantially conform to the certificate of incorporation of Purchaser and (b) Portec’s bylaws were amended and restated in their entirety to substantially conform to the by-laws of Purchaser, each as in effect immediately prior to the consummation of the Merger (except that the name of the surviving corporation set forth in the amended and restated articles of incorporation and the amended and restated by-laws is “Portec Rail Products, Inc.”). A copy of Portec’s Amended and Restated Articles of Incorporation is filed as Exhibit 3.1 hereto and is incorporated by reference herein.
     A copy of the Portec’s Amended and Restated By-Laws is filed as Exhibit 3.2 hereto, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

No.	Description
3.1.	Amended and Restated Articles of Incorporation of Portec Rail Products, Inc.

3.2.	Amended and Restated By-Laws of Portec Rail Products, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTEC RAIL PRODUCTS, INC.
DATE: January 7, 2011	By:	/s/ David J. Russo
David J. Russo Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Description
3.1.	Amended and Restated Articles of Incorporation of Portec Rail Products, Inc.

3.2.	Amended and Restated By-Laws of Portec Rail Products, Inc.